FORM 10f-3      FUND:  PW Growth and Income

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.      Issuer:  Yurie Systems

2.      Date of Purchase:2/5/97

3.  Date offering commenced:2/5/97

4.      Underwriters from whom purchased:  Alex Brown

5. "Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.      Aggregate principal amount of purchase:  $162,000

7.      Aggregate principal amount of offering:  $48,000,000

8.      Purchase price (net of fees and expenses):  $12

9.      Initial public offering price:  $12

10.     Commission, spread or profit:   %       $0.47

11.     Have the following conditions been satisfied?            YES  NO
a.    The securities are part of an issue registered under
the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29)
of the Securities Exchange Act        of 1934.                    X  ---
b.  The securities were purchased  prior to the end of the end first full  business day of  the offering  at  not more than the initial  offering price (or, if a  rights  offering,
the securities were  purchased  on or before the  fourth day
preceding the  day  on which the offering terminated.             X  ___
c.     The underwriting was a firm commitment underwriting.       X  ___
d.      The commission, spread or profit was reasonable and
fair in relation to that being received by others for
underwriting similar securities during the same period.           X  ___
e.   (1)  If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have
been in continuous operation for not less than three years.       X  ___
(2)   If securities are municipal  securities,  the issue of
securities has received an  investment grade rating from  a
nationally recognized statistical  rating organization or,
if the  issuer or entity supplying the  revenues from which
the issue  is to be paid shall have been in  continuous
operation for less than  three years (including any
predecessor), the issue has  received one of the three
highest ratings from at least one such rating
organization.                                                    N/A ___
f. The amount of such securities purchased by all of
the investment companies advised by Mitchell Hutchins
did not exceed 4% of the principal amount of the offering
or $500,000 in principal amount, whichever is greater,
provided that in no event did such amount exceed 10% of
the principal amount of the offering.                             X ___
g.    The purchase price was less than 3% of the Fund's
total assets.                                                     X ___
h.   No Affiliated Underwriter was a direct or indirect
participant in or beneficiary of the sale or, with respect
to municipal securities, no purchases were designated
as group sales or otherwise allocated to the account of
any Affiliated Underwriter.                                       X ___
Approved:Mark Tincher                Date:   2/5/97

FORM 10f-3      FUND:  PW Growth and Income

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.      Issuer:  Samsonite.

2.      Date of Purchase:  2/6/97
3.  Date offering commenced:  2/6/97

4.      Underwriters from whom purchased:  Merrill Lynch

5. "Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.      Aggregate principal amount of purchase:  $588,000

7.      Aggregate principal amount of offering:  $328,572,552

8.      Purchase price (net of fees and expenses):  $42

9.      Initial public offering price:  $42

10.     Commission, spread or profit:   %       $1.26

11.     Have the following conditions been satisfied?       YES    NO
a.    The securities are part of an issue registered
under the Securities Act of 1933 which is being
offered to the public or are "municipal securities"
as defined in Section 3(a)(29) of the Securities
Exchange Act        of 1934.                                 X    ___
b.  The securities were purchased  prior to the end
of the end first full  business day of  the offering
at  not more than the initial  offering price
(or, if a  rights  offering, , the securities were
purchased  on or before the  fourth day preceding
the  day  on which the offering terminated.                  X    ___
c. The underwriting was a firm commitment underwriting.      X    ___
d.      The commission, spread or profit was reasonable
and fair in relation to that being received by others
for underwriting similar securities during the same
period.                                                      X    ___
e. (1)  If securities are registered under the
Securities Act of 1933, the issuer of the securities
and its predecessor have been in continuous operation
for not less than three years.                               X    ___
(2)   If securities are municipal  securities,
the issue of securities has received an  investment
grade rating from  a nationally recognized statistical
rating organization or, if the  issuer or entity
supplying the  revenues from which the issue  is
to be paid shall have been in  continuous operation
for less than  three years (including any predecessor),
the issue has  received one of the three  highest
ratings from at least one such rating organization.        N/A    ___
f.   The amount of such securities purchased by all
of the investment companies advised by Mitchell
Hutchins did not exceed 4% of the principal amount
of the offering or $500,000 in principal amount,
whichever is greater, provided that in no event
did such amount exceed 10% of the principal
amount of the offering.                                     X     ___
g.    The purchase price was less than 3% of the
Fund's total assets.                                        X     ___
h.      No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the sale
or, with respect to municipal securities, no
purchases were designated as group sales or
otherwise allocated to the account of any
Affiliated Underwriter.                                     X    ___
Approved:Mark Tincher                        Date:   2/6/97

FORM 10f-3      FUND:  PW Growth and Income
Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures
1.      Issuer:  U.S. Rental

2.      Date of Purchase:  2/21/97

3.  Date offering commenced:  2/21/97

4.      Underwriters from whom purchased:  DLJ

5. "Affiliated Underwriter" managing or participating in syndicate: PaineWebber

6.      Aggregate principal amount of purchase:  $392,000

7.      Aggregate principal amount of offering:  $200,000,000

8.      Purchase price (net of fees and expenses):  $20

9.      Initial public offering price:  $20

10.     Commission, spread or profit:   %       $0.75

11.     Have the following conditions been satisfied?          YES   NO
a.    The securities are part of an issue registered
under the Securities Act of 1933 which is being
offered to the public or are "municipal securities"
as defined in Section 3(a)(29) of the Securities
Exchange Act        of 1934.                                    X   ___
b. The securities were purchased  prior to the end of
the end first full  business day of  the offering
at  not more than the initial  offering price
(or, if a  rights  offering, , the securities were
purchased  on or before the  fourth day preceding the
day  on which the offering terminated.                          X  ___
c.    The underwriting was a firm commitment underwriting.      X  ___
d.      The commission, spread or profit was reasonable
and fair in relation to that being received by others
for underwriting similar securities during the same period.     X  ___
e.        (1)  If securities are registered under
the Securities Act of 1933, the issuer of the
securities and its predecessor have been in continuous
operation for not less than three years.                        X  ___
(2)   If securities are municipal  securities,  the
issue of securities has received an  investment grade
rating from  a nationally recognized statistical  rating
organization or, if the  issuer or entity supplying the
revenues from which the issue  is to be paid shall have
been in  continuous operation for less than  three years
(including any predecessor), the issue has  received one
of the three  highest ratings from at least one such
rating organization.                                           N/A ___
f.  The amount of such securities purchased by all of
the investment companies advised by Mitchell Hutchins did
not exceed 4% of the principal amount of the offering
or $500,000 in principal amount, whichever is greater,
provided that in no event did such amount exceed 10%
of the principal amount of the offering.                        X ___
g.   The purchase price was less than 3% of the Fund's
total assets.                                                   X ___
h.  No Affiliated Underwriter was a direct or
indirect participant in or beneficiary of the
sale or, with respect to municipal securities, no
purchases were designated as group sales or otherwise
allocated to the account of any Affiliated Underwriter.         X ___
Approved:Mark Tincher                       Date:   2/24/97